Exhibit 21
                                        Subsidiaries

      All subsidiaries are wholly owned except as indicated.

      Alliance Gaming Corporation

         Alliance Holding Company
             Bally Gaming International, Inc.
                 Bally Gaming, Inc.
                 Bally Gaming de Puerto Rico, Inc.
                 BGI Australia Pty. Limited
                 Bally Gaming Africa Pty. Limited
                 Bally Gaming and Systems, S.A.
             Alliance Automaten GmbH & Co. KG (99%)
         APT Games, Inc.
             Plantation Investments, Inc.
             United Coin Machine Co.
         Bally Gaming Missouri, Inc.
         Casino Electronics, Inc.
         Entertainment Systems Technology, Inc.
         Foreign Gaming Ventures, Inc.
             Alpine Willow Investments, Inc.
             Kansas Alliance Corporation
             Kansas Gaming Ventures, Inc.
                 Kansas Financial Partners, LLC (50%)
                 Kansas Gaming Partners, LLC (50%)
             Louisiana Ventures, Inc.
                 Southern Video Services, Inc. (49%)
                 Video Distributing Services, Inc. (49%)
                 Video Services, Inc. (49%)

             United Gaming Rainbow
                 Rainbow Casino-Vicksburg Partnership, L.P. (a)
             United Native American, Inc.
                 Native American Investment, Inc.
         Alliance Automaten Verwaltungs GmbH
             Alliance Automaten GmbH & Co. KG (1%)
                 Bally Wulff Automaten GmbH
                 Bally Wulff Vertriebs GmbH
                     Bally Gaming International GmbH
                     Bally Wulff Beteiligungs GmbH
                     Bally Wulff Billiards, GmbH
                     Bally Wulff Security, GmbH
                     Erkens Vertriebs GmbH
                     Geda Automaten GmbH Grosshandel
                     Kupper GmbH
                     Westav Automaten GmbH

     (a) There is a limited minority interest holder. For further information see Item 1 "Business - Casino Operations".